2nd Quarter 2022 Earnings Presentation July 21, 2022 1

2 Subtitle Copy Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: risks, uncertainties and other factors relating to the COVID-19 pandemic, including the effect of the pandemic on our borrowers and their ability to make payments on their obligations, the effectiveness of vaccination programs, and the effect of remedial actions and stimulus measures adopted by federal, state and local governments; general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2021, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. Forward Looking Statements 2

3 Subtitle Copy 3 Quarterly Highlights Source: Company documents 1) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” 2) Excludes merger, acquisition and disposal expense, amortization of intangible assets, loss on FHLB redemption from non-interest expense, investment securities gains and gain on disposal of assets from non-interest income Profitability • Net income was $54.8 million ($1.21 per diluted common share) compared to net income of $57.3 million ($1.19 per diluted common share) for the prior year quarter, and $43.9 million ($0.96 per diluted common share) for the first quarter of 2022 • Core earnings(1)(2) were $44.2 million ($0.98 per diluted common share) compared to core earnings of $58.4 million ($1.23 per diluted common share) for the prior year quarter, and $45.1 million ($0.99 per diluted common share) for the first quarter of 2022 • GAAP efficiency ratio was 46.03% compared to 46.89% for the prior year quarter, and 50.92% for the first quarter of 2022. The non-GAAP efficiency ratio(1)(2) was 49.79% compared to 45.36% for the prior year quarter, and 49.34% for the first quarter of 2022 Income Statement • Net interest margin of 3.49%, compared to 3.63% for the same quarter of 2021, and 3.49% for the first quarter of 2022 • Pre-tax pre-provision net income(1) was $76.2 million compared to $71.3 million for the prior year quarter • Provision for credit losses was a $3.0 million charge compared to the prior year quarter’s credit to the provision of $4.2 million • Non-interest income increased by 34% or $9.0 million compared to the prior year quarter • Non-interest expense increased $2.0 million or 3% compared to the prior year quarter Balance Sheet • Total assets were $13.3 billion, a 3% increase compared to $12.9 billion at June 30, 2021. Excluding PPP balances, total assets grew 10% year-over-year • Total loans, excluding PPP loans, increased 17% to $10.8 billion compared to $9.2 billion at June 30, 2021. Excluding PPP loans, total commercial loans grew by $1.3 billion or 17% during the previous twelve months • Year-over-year deposits grew 1%, driven by 3% growth in noninterest-bearing deposits Asset Quality • Non-performing loans to total loans was 0.40% compared to 0.93% at June 30, 2021, and 0.46% at March 31, 2022. Non- performing loans totaled $43.5 million, compared to $94.3 million at June 30, 2021, and $46.3 million at March 31, 2022 Capital • Risk-based capital ratio of 16.07%, a common equity tier 1 risk-based capital ratio of 11.58%, a tier 1 risk-based capital ratio of 11.58%, and a tier 1 leverage ratio of 9.53%

4 Subtitle Copy 2nd Quarter 2022 Financial Performance 4

5 Subtitle Copy Profitability 5

6 Subtitle Copy Profitability Trends Diluted EPS f Source: Company documents 1) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” 6 Return on Average Assets Return on Average Common Equity Core Diluted EPS(1) $1.19 $1.20 $0.99 $0.96 $1.21 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 $1.23 $1.23 $1.02 $0.99 $0.98 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 15.07% 14.54% 11.87% 11.83% 14.97% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 1.79% 1.75% 1.41% 1.42% 1.69% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022

7 Subtitle Copy Profitability Trends Net Income Provision (Credit) for Credit Losses Pre-Provision Net Income(1) 7 Source: Company documents 1) Net Interest Income plus Noninterest Income less Noninterest Expense • Primary driver of the decline in net income from 2Q2021 to 2Q2022 was the provision for credit losses, as the prior year's results contained a significant credit to the allowance versus the current year's charge to the allowance • Excluding the gain on the disposition of the Company’s insurance business, 2Q2022 reflected a decline in both net interest income and non-interest income compared to 2Q2021, and an increase in non-interest expense. Income from mortgage banking activities declined $4.3 million and other non-interest income declined $3.4 million compared to 2Q2021 $71.3 $67.8 $61.7 $59.9 $76.2 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 (Dollars in millions) $(4.2) $(8.2) $1.6 $1.6 $3.0 $(20.0) $(15.0) $(10.0) $(5.0) $- $5.0 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 (Dollars in millions) $57.3 $57.0 $45.4 $43.9 $54.8 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 (Dollars in millions)

8 Subtitle Copy Income Statement 8

Net Interest Income Net Interest Income & Net Interest Margin Source: Company documents 9 • The net interest margin for 2Q 2022 was 3.49% as compared to 3.63% for the same quarter of the prior year, as the yield on interest-earning assets declined 11 basis points and the rate paid on interest-bearing liabilities increased 6 basis points • Net interest margin, excluding the effects of amortization of the fair value marks derived from acquisitions and interest and fees from PPP loans was 3.45% for the current quarter compared to 3.49% for 2Q 2021 • The decline in net interest income over 2Q 2022 was driven by a $12.0 million decline in interest on PPP loans substantially offset by interest income from other commercial loan categories and an increase in investment securities income. The increase in interest expense was driven by the interest expense associated with the issuance of subordinated debt late in 1Q 2022 $108,046 $106,604 $105,268 $101,451 $105,950 3.63% 3.52% 3.51% 3.49% 3.49% 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% $80,000 $85,000 $90,000 $95,000 $100,000 $105,000 $110,000 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Net Interest Income Net Interest Margin (Dollars in thousands)

Average Balance Sheet Source: Company documents 10 Average Loans Average Deposits Average Investments Average Borrowings $1,483 $1,403 $1,535 $1,618 $1,686 1.87% 1.87% 1.65% 1.65% 1.83% 1.00% 1.50% 2.00% 2.50% 3.00% $0 $500 $1,000 $1,500 $2,000 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Average Investments Yield on Average Investments (Dollars in millions) $10,663 $10,832 $10,810 $10,542 $10,829 0.14% 0.13% 0.10% 0.09% 0.09% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% $10,300 $10,400 $10,500 $10,600 $10,700 $10,800 $10,900 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Average Deposits Yield on Average Deposits (Dollars in millions) $10,294 $9,889 $9,609 $9,965 $10,384 4.22% 4.21% 4.30% 4.06% 4.12% 4.00% 4.05% 4.10% 4.15% 4.20% 4.25% 4.30% 4.35% $9,200 $9,400 $9,600 $9,800 $10,000 $10,200 $10,400 $10,600 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Average Loans Yield on Average Loans (Gross) (Dollars in millions) $456 $352 $318 $380 $550 2.57% 1.13% 2.48% 2.44% 3.04% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% $- $100 $200 $300 $400 $500 $600 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Average Borrowings Yield on Average Borrowings

Source: Company documents 1) YTD June 30, 2022 Revenue Composition Revenue Composition (1) Non-interest Income 11 Total: $35.2 Million • Non-interest income for the current quarter increased by 34% or $9.0 million compared to the prior year quarter as a result of a $16.7 million gain from disposition of the Company’s insurance business. Excluding the disposal gain, non-interest income declined 29% compared to the prior year quarter. Income from mortgage banking activities declined 74% and other non-interest income declined 62% compared to the prior year quarter. These decreases were partially offset by 25% growth in service charges on deposit accounts (Dollars in thousands) Service Charges on Deposits 7% Mortgage Banking 4% Wealth Management 26% Insurance Agency Commissions 2% BOLI Income 2% Bank Card Revenue 5% Gain on Disposal of Assets 48% Other 6% 2Q 2022 1Q 2022 2Q 2021 Service Charges on Deposits 2,467$ 141$ 491$ Mortgage Banking 1,483 (815) (4,293) Wealth Management 9,098 (239) (23) Insurance Agency Commissions 812 (1,303) (435) BOLI Income 703 (92) (2) Bank Card Revenue 1,810 142 25 Gain on Disposal of Assets 16,699 16,699 16,699 Other Income 2,173 117 (3,476) Non-interest Income 35,245$ 14,650$ 8,986$ $ Change vs

Non-interest Expense

Non-interest Expense

(Dollars in thousands)

	2Q 2022	$ Change vs 1Q 2022	$ Change vs 2Q 2021
Salaries and Employee Benefits	$ 39,550	$ 177	$ 560
Occupancy	4,734	(300)	(763)
Equipment	3,559	23	539
Marketing	1,280	87	228
Outside Data Services	2,564	145	304
FDIC Insurance	1,078	94	(372)
Amortization of Intangible Assets	1,466	(42)	(193)
Merger, Acquisition and Disposal	1,067	1,067	1,067
Professional Fees and Services	2,372	355	(793)
Other Expense	7,321	1,238	1,439
Non-interest Expense	$ 64,991	$ 2,844	$ 2,016

Efficiency Ratio (%)



54.00%
52.00%
50.00%
48.00%
46.00%
44.00%
42.00%
40.00%
46.89%
45.36%
48.23%
46.67%
51.75%
50.17%
50.92%
49.34%
49.79%
46.03%
2Q 2021
3Q 2021
4Q 2021
1Q 2022
2Q 2022
Efficiency Ratio - Non-GAAP basis (1)
Efficiency Ratio - GAAP basis

- **Non-interest expense for the current quarter increased $2.0 million or 3% compared to the prior year quarter. The majority of the increase was $1.1 million of merger, acquisition and disposal expense associated with the sale of the Company's insurance business in 2Q 2022. Other expense increased $1.4 million relating to higher expenses for provision for lines of credit, franchise taxes and other operating costs offset by a $0.8 million decrease in professional fees**
- **The combination of a decline in net interest income and non-interest income and the increase in non-interest expense resulted in the erosion of the non-GAAP efficiency ratio compared to prior year quarter**

Source: Company documents

1) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in "Appendix – Reconciliation of non-GAAP Financial Measures"

12

Balance Sheet 13

Balance Sheet Trends Total Assets Loans Held for Investment Total Deposits 14 Source: Company documents $10,866 $10,987 $10,625 $10,853 $10,969 $9,000 $9,500 $10,000 $10,500 $11,000 $11,500 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 (Dollars in millions) $12,926 $13,017 $12,591 $12,967 $13,303 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 $9,218 $9,260 $9,784 $10,068 $10,763 $875 $461 $183 $76 $23 $10,093 $9,721 $9,967 $10,144 $10,786 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Loans HFI PPP (Dollars in millions) (Dollars in millions)

Deposit Portfolio Deposit Composition (1) 15 $11.0 Billion Deposit Growth • Year-over-year deposits grew 1%, driven by 3% growth in noninterest-bearing deposits, reflecting the impact of the PPP program forgiveness and the growth in transaction relationships, while interest-bearing deposits remained at $6.8 billion. During the period, time deposits decreased 9% and money market accounts decreased 4%, while savings and interest bearing demand categories had year-over- year growth of 15% and 12%, respectively • #1 deposit market share for community banks in combined Washington, D.C. & Baltimore MSAs Source: Company documents and S&P Global Market Intelligence 1) At June 30, 2022 (Dollars in millions) Noninterest Bearing Deposits 38% MMDA & Other Savings 34% Interest Bearing Demand 15% Time Deposits 9% Brokered Time Deposits 4% 2Q 2022 1Q 2022 2Q 2021 Noninterest Bearing Deposits 4,129$ 89$ 128$ MMDA & Other Savings 3,746 (294) (61) Interest Bearing Demand 1,590 180 176 Time Deposits 1,037 (90) (300) Brokered Time Deposits 467 231 159 Total Deposits 10,969$ 116$ 102$ $ Change vs

Loan Portfolio, Asset Quality & Reserves (CECL) 16

Source: Company documents 1) At June 30, 2022; amounts include PPP loans and net deferred fees/costs in C&I Loan Portfolio Loan Composition(1) 17 Total: $10.8 Billion Net Loan Change (1) (Dollars in millions) 2Q 2022 1Q 2022 2Q 2021 Investor Real Estate 4,762$ 374$ 1,050$ Owner-Occupied Real Estate 1,767 75 79 AD&C 1,095 6 (32) C&I 1,353 3 (621) Residential Mortgage 1,148 147 187 Residential Construction 235 31 62 Consumer 426 6 (32) Total Loans 10,786$ 642$ 693$ $ Change vs Investor Real Estate 44% Owner- Occupied Real Estate 16% AD&C 10% C&I 13% Residential Mortgage 11% Residential Construction 2% Consumer 4%

Current Expected Credit Losses – Loan and Leases 18 ACL/Total Loans • $113.7 million ACL-loans and leases, or 1.05% of loan balances and 261% of non-performing loans, at June 30, 2022 • Provision of $3.0 million for the current quarter is a reflection of the growth in the loan portfolio during the quarter and management’s consideration of the increased potential for an economic recession. These factors exceeded the impact derived from continuing improvement in forecasted macroeconomic indicators • Utilized June Moody’s baseline forecast in quantitative model • $344 thousand reserve on unfunded commitments; $239 thousand provision expense on unfunded commitments ACL by Loan Type (Dollars in thousands) Source: Company documents $123,961 $107,920 $109,145 $110,588 $113,670 1.23% 1.11% 1.10% 1.09% 1.05% 0.00% 0.50% 1.00% 1.50% 2.00% $95,000 $100,000 $105,000 $110,000 $115,000 $120,000 $125,000 $130,000 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Total ACL ACL/Total Loans (Dollars in thousands) 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Investor Real Estate 47,229$ 35,956$ 45,289$ 50,813$ 56,794$ Owner-Occupied Real Estate 13,590 11,760 11,687 10,860 10,784 Commercial AD&C 26,822 28,688 20,322 18,459 13,383 Commercial Business 24,841 23,145 23,170 21,771 22,238 Total Commercial 112,482 99,549 100,468 101,903 103,199 Residential Mortgage 7,362 5,018 5,384 5,722 7,254 Residential Construction 671 656 1,048 889 1,141 Consumer 3,446 2,697 2,245 2,074 2,076 Total Residential and Consumer 11,479 8,371 8,677 8,685 10,471 Allowance for Credit Losses 123,961$ 107,920$ 109,145$ 110,588$ 113,670$

Allowance for Credit Losses: 2Q 2022 Change 19 • Increase in 2Q 2022 ACL was mainly driven by the growth in loan portfolio balances in combination with the quarterly updates to qualitative adjustments. These increases were partially offset by continued improvement in projected near-term economic variables and changes in non-discounted cash flow assumptions Source: Company documents $110.6 $113.7 $4.9 $5.2 ($2.7) ($3.3) ($1.0) ACL 3/31/22 Change in portfolio balances and mix Change in economic qualitative factor Change in economic forecast Change in non-DCF assumptions Other, net ACL 6/30/22 (Dollars in millions)

Source: Company documents . Strong Credit Culture and Performance Nonperforming Assets / Assets Net Charge-Offs / Average Loans Nonperforming Loans / Loans Reserves / Loans HFI 20 0.93% 0.80% 0.49% 0.46% 0.40% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 2Q21 3Q21 4Q21 1Q22 2Q22 1.23% 1.11% 1.10% 1.09% 1.05% 0.80% 1.20% 1.60% 2Q21 3Q21 4Q21 1Q22 2Q22 0.09% 0.31% 0.01% 0.01% 0.00% 2Q21 3Q21 4Q21 1Q22 2Q22 0.74% 0.61% 0.40% 0.37% 0.33% 2Q21 3Q21 4Q21 1Q22 2Q22

Capital 21

Capital Ratios Tier 1 Common Equity Ratio 22 Tier 1 Capital Ratio Tangible Common Equity Ratio (1)Total Capital Ratio Source: Company documents 1) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” 9.28% 9.10% 9.21% 8.70% 8.45% 2.00% 2.00% 2.00% 2.00% 2.00% 0.00% 5.00% 10.00% 15.00% 2Q21 3Q21 4Q21 1Q22 2Q22 TCE WELL CAPITALIZED 15.85% 15.30% 14.59% 16.77% 16.07% 10.50% 10.50% 10.50% 10.50% 10.50% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 18.00% 2Q21 3Q21 4Q21 1Q22 2Q22 TOTAL CAPITAL WELL CAPITALIZED 12.49% 12.53% 11.91% 12.03% 11.58% 8.50% 8.50% 8.50% 8.50% 8.50% 6.00% 8.00% 10.00% 12.00% 14.00% 2Q21 3Q21 4Q21 1Q22 2Q22 TIER 1 CAPITAL WELL CAPITALIZED 12.49% 12.53% 11.91% 12.03% 11.58% 7.00% 7.00% 7.00% 7.00% 7.00% 6.00% 8.00% 10.00% 12.00% 14.00% 2Q21 3Q21 4Q21 1Q22 2Q22 TIER 1 COMMON WELL CAPITALIZED

Source: Company documents 1) Based on 6/30/2022 SASR closing share price of $39.07 2) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” Capital Strategy Tangible Book Value Per Share (2) 23 • Quarterly dividend currently $ 0.34 per share. 3.48% (1) annualized dividend yield • 28% of 2Q22 earnings returned to shareholders through common dividends • On March 30, 2022, the Company's board of directors authorized a stock repurchase plan that permits the repurchase of up to $50.0 million in shares of common stock. During 2Q 2022, the Company repurchased 625,710 shares of its common stock for $25.0 million at an average price of $39.93 per share • All regulatory ratios continue to be in excess of “well-capitalized” requirements • Capital stress testing completed as of the end of the second quarter indicated that even in the most severe economic scenario provided by Moody’s Analytics, all capital metrics remain above well-capitalized while maintaining current dividend $24.58 $24.90 $24.90 $24.23 $24.45 2Q21 3Q21 4Q21 1Q22 2Q22 (In dollars)

Appendix 24

Non-GAAP Reconciliation This presentation contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). Sandy Spring Bancorp’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, Sandy Spring Bancorp believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. Non-GAAP measures used in this presentation consist of the following: • efficiency ratio • tangible common equity • core earnings Efficiency Ratio. Management views the GAAP efficiency ratio as an important financial measure of expense performance and cost management. The ratio expresses the level of non- interest expenses as a percentage of total revenue (net interest income plus total non-interest income). Lower ratios indicate improved productivity. In general, the efficiency ratio is non-interest expenses as a percentage of net interest income plus non-interest income. Non-interest expenses used in the calculation of the non-GAAP efficiency ratio excludes intangible asset amortization, loss on FHLB redemption, and merger, acquisition and disposal expense from non-interest expense, securities gain, and gain on asset sales from non-interest income and adds the tax- equivalent adjustment to net interest income. The measure is different from the GAAP efficiency ratio, which also is presented in this document. The GAAP measure is calculated using non-interest expense and income amounts as shown on the face of the Consolidated Statements of Income. The GAAP and non-GAAP efficiency ratios are reconciled and provided in the following table. Tangible Common Equity. Tangible equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity and tangible assets exclude the balances of goodwill and other intangible assets from stockholder’s equity and total assets, respectively. Management believes that this non-GAAP financial measure provides information to investors that may be useful in understanding our financial condition. Because not all companies use the same calculation of tangible equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. Core Earnings. Core earnings is a non-GAAP financial measure calculated using GAAP amounts. Core earnings reflect net income for the period exclusive of merger, acquisition and disposal expense, amortization of intangible assets, loss on FHLB redemption, and investment securities gain, and gain on asset sales in each case net of tax. Management believes that this non-GAAP financial measure provides helpful information to investors in understanding the Company’s core operating earnings and provides a better comparison of period-to-period operating performance of the Company. 25

Reconciliation of Non-GAAP Financial Measures-QTD

(Dollars in thousands)	2Q 2021	3Q 2021	4Q 2021	1Q 2022	2Q 2022
Pre-tax pre-provision income (Non-GAAP)					
Pre-tax pre-provision income:	$ 57,263	$ 56,976	$ 45,404	$ 43,935	$ 54,800
Net income					
Plus/(less) non-GAAP adjustments					
Income taxes	18,271	19,070	14,674	14,329	18,358
Provision for credit losses	(4,204)	(8,229)	1,585	1,635	3,046
Pre-tax pre-provision net income	$ 71,330	$ 67,817	$ 61,663	$ 59,899	$ 76,204
Efficiency ratio - GAAP basis					
Non-interest expenses	$ 62,975	$ 63,181	$ 66,141	$ 62,147	$ 64,991
Net interest income plus non-interest income	134,305	130,998	127,804	122,046	141,195
Efficiency ratio - GAAP basis	46.89%	48.23%	51.75%	50.92%	46.03%
Efficiency ratio - Non-GAAP basis					
Non-interest expenses	$ 62,975	$ 63,181	$ 66,141	$ 62,147	$ 64,991
Less non-GAAP adjustments:					
Amortization of intangible assets	1,659	1,635	1,609	1,508	1,466
Loss on FHLB redemption	-	-	-	-	-
Merger, acquisition and disposal expense	-	-	-	-	1,067
Non-interest expenses - as adjusted	$ 61,316	$ 61,546	$ 64,532	$ 60,639	$ 62,458
Net interest income plus non-interest income	$ 134,305	$ 130,998	$ 127,804	$ 122,046	$ 141,195
Plus non-GAAP adjustment:					
Tax-equivalent income	930	931	862	866	992
Less non-GAAP adjustments:					
Investment securities gains	71	49	34	8	38
Gain on disposal of assets	-	-	-	-	16,699
Net interest income plus non-interest income - as adjusted	$ 135,164	$ 131,880	$ 128,632	$ 122,904	$ 125,450
Efficiency ratio - Non-GAAP basis	45.36%	46.67%	50.17%	49.34%	49.79%

Source: Company documents

26

Tangible Common Equity-QTD Source: Company documents 27 (Dollars in thousands except per share data) 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Tangible common equity ratio: Total stockholders' equity $ 1,562,280 $ 1,546,060 $ 1,519,679 $ 1,488,910 $ 1,477,169 Goodwill (370,223) (370,223) (370,223) (370,223) (363,436) Other intangible assets, net (29,165) (27,531) (25,920) (24,412) (22,694) Tangible common equity $ 1,162,892 $ 1,148,306 $ 1,123,536 $ 1,094,275 $ 1,091,039 Total assets $ 12,925,577 $ 13,017,464 $ 12,590,726 $ 12,967,416 $ 13,303,009 Goodwill (370,223) (370,223) (370,223) (370,223) (363,436) Other intangible assets, net (29,165) (27,531) (25,920) (24,412) (22,694) Tangible assets $ 12,526,189 $ 12,619,710 $ 12,194,583 $ 12,572,781 $ 12,916,879 Common shares outstanding 47,312,982 46,119,074 45,118,930 45,162,908 44,629,697 Tangible common equity ratio 9.28% 9.10% 9.21% 8.70% 8.45% Book value per common share $ 33.02 $ 33.52 $ 33.68 $ 32.97 $ 33.10 Tangible book value per common share $ 24.58 $ 24.90 $ 24.90 $ 24.23 $ 24.45

Core Earnings-QTD Source Company documents 28 (Dollars in thousands except per share data) 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Core Earnings: Net income (GAAP) $ 57,263 $ 56,976 $ 45,404 $ 43,935 $ 54,800 Plus/(less) non-GAAP adjustments (net of tax): Merger, acquisition and disposal expense - - - - 793 Amortization of intangible assets 1,236 1,211 1,197 1,121 1,090 Gain on disposal of assets - - - - (12,417) Investment securities gains (53) (36) (26) (6) (28) Core earnings (non-GAAP) $ 58,446 $ 58,151 $ 46,575 $ 45,050 $ 44,238 Weighted average common shares outstanding - diluted (GAAP) 47,523,198 47,086,824 45,655,924 45,333,292 45,111,693 Earnings per diluted common share (GAAP) $ 1.19 $ 1.20 $ 0.99 $ 0.96 $ 1.21 Core earnings per diluted common share (non-GAAP) $ 1.23 $ 1.23 $ 1.02 $ 0.99 $ 0.98